Exhibit 99.1
STONE ENERGY CORPORATION
Announces Upcoming Presentation at Barclays Energy Conference
LAFAYETTE, LA. September 8, 2009
     Stone Energy Corporation (NYSE: SGY) today announced that David H. Welch, the company’s President and Chief Executive Officer, and Kenneth H. Beer, Senior Vice President and Chief Financial Officer, will be presenting at the Barclays Capital CEO Energy/Power Conference in New York at 4:25p.m. eastern time on Thursday, September 10, 2009. A live webcast will be available in the “Event” section of the company’s website, www.stoneenergy.com, and will remain available for six months following the presentation. In addition, the presentation material will also be available in the “Event” section of the company’s website within 24 hours of the presentation.
     Stone Energy is an independent oil and natural gas company headquartered in Lafayette, Louisiana, and is engaged in the acquisition, exploration, exploitation, development and operation of oil and gas properties located primarily in the Gulf of Mexico. Stone is also active in the Appalachia region. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210-phone, 337-521-9880 fax or via e-mail at CFO@StoneEnergy.com.